Exhibit 10.5

Execution Copy

PATENT AND TRADEMARK SECURITY AGREEMENT

This Patent and Trademark Security Agreement (this “Agreement”), dated as of April 8, 2020, is made by and between BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (together with its successors and permitted assigns, “Parent”), R. L. DRAKE HOLDINGS, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Drake”), and Robert J. Pallé, an individual, as agent for the Lenders (as defined in the Loan Agreement (as hereinafter defined)) (in such capacity, “Agent”; and together with the Lenders, collectively, the “Secured Party”). Each of Parent and Drake are individually and collectively referred to herein as “Debtor”.

Recitals

Parent, the Secured Party and certain other parties are parties to a Senior Subordinated Convertible Loan and Security Agreement, dated as of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Loan Agreement”) setting forth the terms on which the Secured Party may now or hereafter extend credit to or for the account of Debtor.

As a condition to extending credit to or for the account of Debtor, the Secured Party has required the execution and delivery of this Agreement by Debtor.

ACCORDINGLY, in consideration of the mutual covenants contained in the Loan Documents and herein, the parties hereby agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement. In addition, the following terms have the meanings set forth below:

“Lien” means, with respect to any Collateral, any lien, encumbrance, adverse right or claim or deemed trust, or security interest of any kind.

“Obligations” means each and every debt, liability and obligation of every type and description arising under or in connection with any Loan Document (as defined in the Loan Agreement) which Debtor may now or at any time hereafter owe to the Secured Party, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several or joint and several, and including specifically, but not limited to, the Lender Indebtedness (as defined in the Loan Agreement).

“Patents” means all of Debtor’s right, title and interest in and to patents or applications for patents, fees or royalties with respect to each, and including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the patents listed on Exhibit A.

“Permitted Liens” means as applicable to the particular Collateral, (i) “Permitted Liens”, as defined in the MidCap Credit Agreement, and (ii) Liens in favor of MidCap.

“Security Interest” has the meaning given in Section 2.

“Trademarks” means all of Debtor’s right, title and interest in and to: (i) trademarks, service marks, collective membership marks, registrations and applications for registration for each, and the respective goodwill associated with each, (ii) licenses, fees or royalties with respect to each, (iii) the right to sue for past, present and future infringement, dilution and damages therefor, (iv) and licenses thereunder, all as presently existing or hereafter arising or acquired, including, without limitation, the marks listed on Exhibit B.

2. Security Interest. Debtor hereby irrevocably pledges and assigns to, and grants to Agent, on behalf of Lenders, a security interest (the “Security Interest”) with power of sale to the extent permitted by law, in the Patents and in the Trademarks to secure payment of the Obligations. As set forth in the Loan Agreement, the Security Interest is coupled with a security interest in substantially all of the personal property of Debtor. This Agreement grants only the Security Interest herein described, is not intended to and does not affect any present transfer of title of any trademark registration or application and makes no assignment and grants no right to assign or perform any other action with respect to any intent to use trademark application, unless such action is permitted under 15 U.S.C. § 1060.

3. Representations, Warranties and Agreements. Debtor represents, warrants and agrees as follows:

(a) Existence; Authority. Debtor is a limited liability company or corporation, as applicable, duly organized, validly existing and in good standing under the laws of its state of formation or incorporation, and this Agreement has been duly and validly authorized by all necessary organizational action on the part of Debtor.

(b) Patents. Exhibit A accurately lists all Patents owned or controlled by Debtor as of the date hereof, or to which Debtor has a right as of the date hereof to have assigned to it, and accurately reflects the existence and status of applications and letters patent pertaining to the Patents as of the date hereof. If after the date hereof, Debtor owns, controls or has a right to have assigned to it any Patents not listed on Exhibit A, or if Exhibit A ceases to accurately reflect the existence and status of applications and letters patent pertaining to the Patents, then Debtor shall within 60 days provide written notice to Agent, on behalf of Lenders, with a replacement Exhibit A, which upon acceptance by Agent shall become part of this Agreement.

(c) Trademarks. Exhibit B accurately lists all Trademarks owned or controlled by Debtor as of the date hereof and accurately reflects the existence and status of Trademarks and all applications and registrations pertaining thereto as of the date hereof; provided, however, that Exhibit B need not list common law marks (i.e., Trademarks for which there are no applications or registrations) which are not material to the business(es) of Debtor or any affiliate (as such term is defined in the Loan Agreement and hereinafter referred to as “Affiliate”). If after the date hereof, Debtor owns or controls any Trademarks not listed on Exhibit B (other than common law marks which are not material to Debtor’s or any Affiliate’s business(es)), or if Exhibit B ceases to accurately reflect the existence and status of applications and registrations pertaining to the Trademarks, then Debtor shall promptly provide written notice to Agent, on behalf of Lenders, with a replacement Exhibit B, which upon acceptance by Agent shall become part of this Agreement.

(d) Affiliates. As of the date hereof, no Affiliate owns, controls, or has a right to have assigned to it any items that would, if such item were owned by Debtor, constitute Patents or Trademarks. If after the date hereof any Affiliate owns, controls, or has a right to have assigned to it any such items, then Debtor shall promptly either: (i) cause such Affiliate to assign all of its rights in such item(s) to Debtor; or (ii) notify Agent, on behalf of Lenders, of such item(s) and cause such Affiliate to execute and deliver to Agent a patent and trademark security agreement substantially in the form of this Agreement.

(e) Title. Debtor has absolute title to each Patent and each Trademark listed on Exhibits A and B, free and clear of all Liens except Permitted Liens. Debtor (i) will have, at the time Debtor acquires any rights in Patents or Trademarks hereafter arising, absolute title to each such Patent or Trademark free and clear of all Liens except Permitted Liens, and (ii) will keep all Patents and Trademarks free and clear of all Liens except Permitted Liens.

(f) No Sale. Except as permitted in the Loan Agreement, Debtor will not assign, transfer, encumber or otherwise dispose of the Patents or Trademarks, or any interest therein, without Agent’s prior written consent.

(g) Defense. Debtor will, at its own expense and using commercially reasonable efforts, protect and defend the Patents and Trademarks against all claims or demands of all Persons other than those holding Permitted Liens.

(h) Maintenance. Debtor will at its own expense maintain the Patents and the Trademarks to the extent reasonably advisable in its business including, but not limited to, filing all applications to obtain letters patent or trademark registrations and all affidavits, maintenance fees, annuities, and renewals possible with respect to letters patent, trademark registrations and applications therefor. Debtor covenants that it will not abandon nor fail to pay any maintenance fee or annuity due and payable on any Patent or Trademark, nor fail to file any required affidavit or renewal in support thereof, without first providing Agent, on behalf of Lenders: (i) sufficient written notice, of at least 30 days, to allow Agent, on behalf of Lenders, to timely pay any such maintenance fees or annuities which may become due on any Patents or Trademarks, or to file any affidavit or renewal with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit or renewal, should such be necessary or desirable.

(i) Agent’s Right to Take Action. If Debtor fails to perform or observe any of its covenants or agreements set forth in this Section 3, and if such failure continues for a period of ten (10) calendar days after Agent gives Debtor written notice thereof (or, in the case of the agreements contained in subsection (h), immediately upon the occurrence of such failure, without notice or lapse of time), or if Debtor notifies Agent that it intends to abandon a Patent or Trademark, Agent may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place and stead of Debtor (or, at Agent’s option, in Agent’s own name on behalf of Lenders) and may (but need not) take any and all other actions which Agent, on behalf of Lenders, may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(j) Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall pay Agent, for the benefit of Lenders, on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Secured Party in connection with or as a result of Agent’s taking action under subsection (i) or exercising its rights under Section 6, together with interest thereon from the date expended or incurred by the Secured Party at the Default Rate.

(k) Power of Attorney. To facilitate Agent’s taking action under subsection (i) and exercising its rights under Section 6, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Agent, on behalf of Lenders, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3, or, necessary for Agent, on behalf of Lenders, after an Event of Default, to enforce or use the Patents or Trademarks or to grant or issue any exclusive or non-exclusive license under the Patents or Trademarks to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents or Trademarks to any third party. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the termination of the Loan Agreement as provided therein and the payment and performance of all Obligations.

4. Debtor’s Use of the Patents and Trademarks. Debtor shall be permitted to control and manage the Patents and Trademarks, including the right to exclude others from making, using or selling items covered by the Patents and Trademarks and any licenses thereunder, in the same manner and with the same effect as if this Agreement had not been entered into, so long as no Event of Default exists.

5. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (a) an Event of Default, as defined in the Loan Agreement, shall exist; or (b) Debtor shall fail promptly to observe or perform any covenant or agreement herein binding on it; or (c) any of the representations or warranties contained in Section 3 shall prove to have been incorrect in any material respect when made.

6. Remedies. While an Event of Default exists, subject to the terms of Section 3(i) to the extent applicable, Agent, on behalf of Lenders, may, at its option, take any or all of the following actions:

(a) Agent may exercise any or all remedies available under the Loan Agreement.

(b) Agent may sell, assign, transfer, pledge, encumber or otherwise dispose of the Patents and Trademarks.

(c) Agent may enforce the Patents and Trademarks and any licenses thereunder, and if Agent shall commence any suit for such enforcement, Debtor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents required by Agent in aid of such enforcement.

7. Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of Agent, on behalf of Lenders, shall be cumulative and may be exercised singularly or concurrently, at Agent’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor under this Agreement shall be given in the manner and with the effect provided in the Loan Agreement. Agent shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Patents and Trademarks at all or in any particular manner or order, or to apply any cash proceeds of Patents and Trademarks in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and the Secured Party and their respective participants, successors and assigns and shall take effect when signed by Debtor and delivered to Agent, and Debtor waives notice of the Agent’s acceptance hereof. Agent may execute this Agreement if appropriate for the purpose of filing, but the failure of Agent to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. This Agreement or any financing statement signed by Debtor may be transmitted by facsimile machine or by electronic mail in portable document format (“pdf”) and signatures appearing on faxed instruments and/or electronic mail instruments shall be treated as original signatures. Any party delivering an executed counterpart of this Agreement or any financing statement signed by Debtor by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect hereof. This Agreement shall be governed by the internal law of the State of Delaware without regard to conflicts of law provisions. The Debtor hereby consents to the exclusive jurisdiction of any state or federal court located within the State of New Jersey, and irrevocably agrees that subject to Agent’s election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts and Debtor waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non-conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon them and consent that all such service of process be made by mail or messenger directed to it as the address set forth in the Loan Agreement. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

[CONTINUED ON THE FOLLOWING PAGE]

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Patent and Trademark Security Agreement as of the date written above.

DEBTOR:

BLONDER TONGUE LABORATORIES, INC.

By:
Name: Eric Skolnik
Title: Senior Vice President and Chief Financial Officer

R. L. DRAKE HOLDINGS, LLC

By:
Name: Eric Skolnik
Title: Senior Vice President and Chief Financial Officer

 [Signature Page to Patent and Trademark Security Agreement]

AGENT, ON BEHALF OF THE SECURED PARTY:

ROBERT J. PALLÉ, as Agent

 [Signature Page to Patent and Trademark Security Agreement]

EXHIBIT A

ISSUED PATENTS

None.

PENDING PATENT APPLICATIONS

Country	App No Filing Date	Title	Publication Date	Publication No.
PCT	PCT/US2017/055342 10/5/2017	International Networking Modules for Display Systems	4/11/2019	WO 2019/070283A1
USA	15/722,643 10/2/2017	Enterprise Content Gateway	10/4/2018	US20180288829
Australia	2017407363 10/2/2019	Enterprise Content Gateway		AU2017407363
Canada	3058156 9/26/2019	Enterprise Content Gateway		CA3058156
EPO	17903385.7 10/23/2019	Enterprise Content Gateway	2/5/2020	EP3602314
USA	16/580,180 9/24/2019	Networking Modules for Display Systems	1/16/2020	US2020/0021874

PATENT LICENSES

The following are the patent licenses which Parent is a party:

Licensor	Description
Moonbeam LLC	Patent Purchase Agreement (with license back to Blonder Tongue)
CableLabs	CableCARD Software Keys
Dolby Laboratories Licensing Corp	Dolby Trademark
Digital Content Protection	HDCP License Agreement
Digital Transmission Licensing Admin	DTCP license
HDMI	HDMI
LG Electronics	Pro:Idiom content protection
Motion Picture Experts Group	MPEG-2 Systems Patent Portfolio License
Via Licensing Corporation	AAC Patent License Agreement
ViXS	Development Kit License Agreement; Technical Support Agreement
Commsonic LTD	Developer License Agreement
Verimatrix	Master Integration Agreement
Broadcom	Software License Agreement
RDK Management	Software License Agreement

Miscellaneous shrink wrap software licenses

The Company also from time to time licenses technology from third parties that may not be subject to an underlying patent, but rather constitutes trade secret information of the licensor.

The following are the patent licenses which R. L. Drake Holdings, LLC (“Drake”) is a party:

ATSC Patent Portfolio License dated April 30, 2008 by and between MPEG LA, LLC (as licensor) and Drake (as licensee) and the ATSC non-assert document offered on behalf of Zenith Electronics dated April 13, 2010.

AVC Patent Portfolio License dated April 30, 2008 by and between MPEG LA, LLC (as licensor) and Drake (as licensee).

MPEG-2 Patent Portfolio License dated September 14, 2009 by and between MPEG LA, LLC (as licensor) and Drake (as licensee).

DFAST Technology License Agreement for Non-Portable (Cable Operator-Purchased) Devices) dated July 20, 2009 by and between Cable Television Laboratories, Inc. (as licensor) and Drake (as licensee).

Dolby Laboratories System License Agreement dated May 28, 2009 by and between Dolby Laboratories Licensing Corporation (as licensor) and Drake (as licensee).

EXHIBIT B

UNITED STATES ISSUED TRADEMARKS, SERVICE MARKS

AND COLLECTIVE MEMBERSHIP MARKS

REGISTRATIONS

I.	PARENT

None.

II.	DRAKE

None.

COUNTRY	MARK	SERIAL NO.	REG. DATE/ REG. NO.
USA	DRAKE	76604375	09/20/2005 / 2996788
Italy		349,155
France		1406111
Switzerland		P288,683
Norway		101980
Lebanon		68262
Bahrain		Tm17974
Canada		TMA318883

APPLICATIONS

None.

COLLECTIVE MEMBERSHIP MARKS

None.

UNREGISTERED MARKS

I.	PARENT

Mark	Description
“BLONDER TONGUE” (block letters)	Company logo
“BT” (with design)	Company logo
BIDA	Distribution amplifiers or “Broadband Indoor Distribution Amplifier”; 1986
AP	AP series Agile heterodyne Processors; 1992
AM	Agile audio/video Modulator; 1992
MICM	Channelized Audio/Video Modulator; 1996
ACA	Distribution amplifiers or “Apartment Complex Amplifier”; 1986
NeXgen Gateway	Enterprise Content Gateway
NXG	Abbreviation for NeXgen Gateway
BT Cryptolink	Encryption Module for IP Decoding
Cryptolink	Encryption Module for IP Decoding
Clearview	Transcoder
NXG-View	Blade to oversee all working blades for the NeXgen Gateway
NXG-BTCRYPT	Provides AES-128 Encryption

II.	DRAKE

Mark	Description
“R. L. Drake”	Company logo
“Drake”	Company logo
Trailblazer	Transmitters, receivers, fiber optic broadband links; 2000
Drake Canada	Fiber optic telecommunications line; 2000
Drake Digital	Distribution amplifiers or “Broadband Indoor Distribution Amplifier”; 1986